Exhibit 10.10

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this "Amendment") is entered into this _th day of January, 2011, by and between SILICON VALLEY BANK ("Bank") and DOT HILL SYSTEMS CORP., a Delaware corporation ("Borrower") whose address is 1351 S. Sunset Street, Longmont, CO 80501.

RECITALS

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 21, 2008 (as amended by that certain First Amendment to Loan and Security Agreement dated as of July 30, 2009, as the same may from time to time be further amended, modified, supplemented or restated, the "Loan Agreement").

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) modify the covenants, (ii) extend the maturity date and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement

2.Amendments to Loan Agreement.

2.1    Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(c) is amended in its entirety and replaced with the following:

"(c) In accordance with Section 6.6, allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits shall be conducted no more often than (i) once per year if the aggregate total amount of Obligations outstanding is less than or equal to Ten Million Dollars ($10,000,000) and (ii) twice per year if the aggregate total amount of Obligations outstanding is greater than Ten Million Dollars ($10,000,000); unless an Event of Default has occurred and is continuing."

2.2    Section 6.6 (Access to Collateral; Books and Records).    Section 6.6 is amended in its entirety and replaced with the following:

"6.6 Access to Collateral; Books and Records. At reasonable times (but no more frequently than set forth in Section 6.2(c)), on two (2) Business Days' notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower's Books. The foregoing

Exhibit 10.10

inspections and audits shall be at Borrower's expense, and the charge therefor shall be Eight Hundred Fifty ($850) per person per day (or such higher amount as shall represent Bank's then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than five (5) Business Days in advance, and Borrower cancels or seeks to reschedules the audit with less than five (5) Business Days written notice to Bank, then (without limiting any of Bank's rights or remedies), Borrower shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling."

2.3    Section l3 (Definitions). Subsections (c), (d) and (h) of the definition of "Eligible Accounts" are amended in their entirety and replaced with the following:

"(c)    Accounts billed in the United States and owing from an Account Debtor which does not have its principal place of business in the United States or Canada unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letter(s) of credit acceptable to Bank, (iii) supported by a guaranty from the Export-Import Bank of the United States, (iv) the Account Debtor is a subsidiary of a parent company which has its principal place of business is in the United States, or (v) that Bank otherwise approves of in writing;"

"(d)    Accounts billed and payable outside of the United States unless the Bank has a first priority, perfected security interest or other enforceable Lien in such Accounts; notwithstanding the foregoing, (i) otherwise Eligible Accounts owing from Fujitsu-Siemens which are billed and payable outside of the United States may be counted towards the Borrowing Base in an amount not to exceed Five Million Dollars ($5,000,000); and (ii) otherwise Eligible Accounts, other than accounts owing from Fujitsu-Siemens, which are billed and payable outside of the United States may be counted towards the Borrowing Base in an amount not to exceed the lesser of (x) sixty five percent (65%) of the aggregate amount of such Accounts or (y) Two Million Five Hundred Thousand Dollars ($2,500,000);"

"(h)    Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, except for (i) Oracle and NetApp, for which such percentage is fifty percent (50%), and (ii) Hewlett-Packard for which such percentage is seventy percent (70%);"

2.4    Section 13 (Definitions). Section 13.1 is hereby amended by adding, amending and/or restating the following definitions in their proper alphabetical order, as follows:

"Net Worth" means (i) stockholders equity as calculated in accordance with GAAP, plus (ii) l23R stock based compensation expenses, plus (iii) goodwill and long-lived asset impairment charges in an amount not to exceed Five Million Dollars ($5,000,000) in any calendar year.

"Revolving Line Maturity Date" means July 21, 2013.

2.5    Exhibit E of the Loan Agreement is amended in its entirety and replaced with Exhibit E attached hereto.

3.Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

Exhibit 10.10

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties. To induce Bank to enter into this Amendment Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any Jaw or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order. judgment or decree of any court or other governmental or public body or authority, or subdivision thereof binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of updated Borrowing Resolutions for Borrower and (c) Borrower's payment of an an1endment fee in an amount equal to Sixty Thousand Dollars ($60,000) which may be debited from any of Borrower's accounts with Bank.

[Balance of Page Intentionally Left Blank]
[Signature page follows]

Exhibit 10.10

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER
Silicon Valley Bank		Dot Hill Systems Corp.
By:	/s/ Kurt Nichols	By:	/s/ Hanif Jamal
Name:	Kurt Nichols	Name:	Hanif Jamal
Title:	RM II	Title:	SVP & CFO

[Signature Page to Second Amendment to Loan and Security Agreement]